SECOND AMENDMENT TO AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT BETWEEN MARINER ENERGY, INC. AND DAVID S. HUBER

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT (this "Second Amendment") is made and entered into by and between MARINER ENERGY, INC. (the "Company") and David S. Huber ("Consultant").

W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, (i) the Company and Consultant entered into that certain Amended and Restated Consulting Services Agreement dated effective as of June 27, 1996 (the “Original Consulting Services Agreement”), and (ii) the Original Consulting Services Agreement was amended pursuant to that certain First Amendment to Amended and Restated Consulting Services Agreement effective as of October 1, 1999 (the “First Amendment”), by and between the Company and Consultant (the Original Consulting Services Agreement as amended by the First Amendment is referred to herein as the “Consulting Services Agreement”); and

     WHEREAS, the Company and Consultant desire to further amend the Consulting Services Agreement as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.     Paragraph 3 of the Consulting Services Agreement is amended to read in its entirety as follows:

“3.

RETAINER FEE

For the period commencing on the Effective Date and ending on and including December 31, 1999, COMPANY shall pay HUBER a daily retainer fee of $850 per day worked, payable semi-monthly on or before the 1st and the 15th days of each month.

For the period commencing on January 1, 2000, and ending on and including December 31, 2000, COMPANY shall pay HUBER a daily retainer fee of $885 per day worked, payable semi-monthly on or before the 1st and the 15th days of each month.

For the period commencing on January 1, 2001, and ending on and including September 30, 2002, COMPANY shall pay HUBER a daily retainer fee of $925 per day worked, payable semi-monthly on or before the 1st and the 15th days of each month.

COMPANY hereby guarantees HUBER a minimum of 200 days’ retainer fee during each year of this Agreement. Should HUBER and the Company mutually agree that Huber may provide services directly for other parties during a year of this Agreement, said services will be credited toward COMPANY’S guaranteed 200 days per year.

If, by the end of the ninth month of each year of this Agreement, COMPANY has not paid HUBER for at least 100 days of service during such year, COMPANY shall pay HUBER the difference between actual days paid and 100 days.

If, by the last day of each such year, COMPANY has not paid HUBER for at least 200 days of service during said year, COMPANY shall pay HUBER the difference between actual days paid and 200 days.”

     2.     All references to “this Agreement” contained in the Consulting Services Agreement shall be deemed to be a reference to the Consulting Services Agreement, as amended by this Second Amendment.

     3.     This Second Amendment is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.

     4.     Except as amended by this Second Amendment, the Consulting Services Agreement shall remain in full force and effect.

     5.     This Second Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and Consultant have executed this Second Amendment to be effective as of January 1, 2000.

MARINER ENERGY, INC.

By:
Scott D. Josey Chairman of the Board

"COMPANY"

David S. Huber

"EMPLOYEE"